AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    TRAVEL SERVICES GROUP INTERNATIONAL, INC.

     The undersigned, Leonard A. Potter, Vice President of Travel Services Group International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is:

     Travel Services Group International, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 25, 1996.

THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to restate the Certificate of Incorporation of the Corporation as amended to date, and also to amend further the Certificate of Incorporation to (i) increase the authorized capital stock of the Corporation, (ii) authorize the issuance of preferred stock and restricted voting common stock, (iii) to provide for the classification of the Board of Directors of the Corporation, and (iv) to change the name of the Corporation.

FIFTH: The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

     FIRST: The name of the corporation is Travel Services International, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

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     THIRD:  The  purpose  of  the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares of stock, of which 1,000,000 shares, designated as preferred stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and 50,000,000 shares, designated as common stock, shall have a par value of One Cent ($.01) per share (the "Common Stock"). 2,541,667 of such shares of Common Stock shall be designated as Restricted Voting Common Stock (the "Restricted Voting Common Stock").

     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

Common Stock. 1. Dividends. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock (including Restricted Common Stock) shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Common Stock shall be paid pari passu with dividends on Restricted Voting Common Stock.
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

     2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Restricted Voting Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively.

     3. Voting Rights. Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common stock standing in such holder's name on the books of the Corporation. Except as otherwise required by law, each holder of shares of Restricted Voting Common Stock shall be entitled to one-tenth of a vote for each share of Restricted Voting Common Stock standing in such holder's name on the books of the Corporation. The holders of shares of Restricted Voting Common Stock shall have no right to vote separately as a class except as specifically required by the General Corporation Law of Delaware.

     4. Conversion of the Restricted Voting Common Stock. Each share of Restricted Voting Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Section 267, 707, 318, and/or 4946 of the Internal Revenue Code of 1986), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation, (c) in the event any person offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation, or (d) in the event a majority of the aggregate number of votes which may be voted by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After December 31, 1999, the Corporation may elect to convert any outstanding shares of Restricted Voting Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Voting Common Stock has been converted into shares of Common Stock.

     FIFTH: 1. Board of Directors. The Directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of director to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     2. Vacancies. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIFTH unless otherwise provided therein.

     3. Power to Make, Alter and Repeal Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

     4. Amendment and Repeal of Article Five. Nothwithstanding any provision of this Certificate of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the Corporation's shareholders would be entitled to vote thereon, voting together as a single class, shall be required to amend or repal any provisions of this ARTICLE FIFTH or to adopt any provision inconsistent with this ARTICLE FIFTH. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE FIFTH or adopt any provision inconsistent with this ARTICLE FIFTH.

     SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 12th day of May, 1997.

                               Travel Services Group
                               International, Inc.

                               By: /s/ Leonard A. Potter
                                   --------------------------------------------
                                   Name: Leonard A. Potter
                                   Title: Vice President